SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: June 11, 1997

                           QUEEN SAND RESOURCES, INC.
               (Exact name of registrant as specified in charter)

  Delaware                     0-21179                         75-2615565
Jurisdiction of             Commission File                 I.R.S. Employer
Incorporation               Number                          Identification
                                                            Number

             3500 Oak Lawn, Suite 380, LB#31, Dallas, TX 75219-4398
                    (Address of principal executive offices)

                  Registrant's telephone number: (214) 521-9959

Item 9. Sales of Equity Securities Pursuant to Regulation S.


     Pursuant to the Securities Purchase Agreement, dated March 27, 1997 between Queen Sand Resources, Inc. (the "Company") and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership , the Company agreed to raise from the placement of its common stock at least $5.4 million in net proceeds by December 31, 1997. To this end, the Company plans to offer shares of its common stock to foreign persons and entities on a continuing basis through the end of December 1997.

     In this regard, on May 27, 1997, the Company sold an aggregate of 100,000 shares of its Common Stock to a foreign company for an aggregate of $305,000. The Company paid $30,500 in commissions, including third party costs, on the transaction. On June 10, 1997, the Company sold an aggregate of 100,000 shares of its Common Stock to a foreign company for an aggregate of $305,000. The
Company paid $30,500 in commissions, including third party costs, on the transaction.

     The shares were issued to an entity that is not a "U.S. person" as that term is defined under Regulation S and were issued pursuant to the exemption from registration provided by Regulation S.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     QUEEN SAND RESOURCES, INC.


                                                     By:/s/Edward J. Munden
                                                        ........................
                                                        Edward J. Munden,
                                                        President

Dated: June 11, 1997